Exhibit 99.1

ELITE PHARMACEUTICALS ANNOUNCES RESULTS OF 2014 ANNUAL MEETING OF SHAREHOLDERS

NORTHVALE, N.J. – May 23, 2014 – Elite Pharmaceuticals, Inc. ("Elite" or the “Company") ("Elite”) (OTCBB: ELTP) today announced the voting results of matters considered during the Company’s annual meeting of shareholders held on May 21, 2014. Of the shares entitled to vote at this meeting, 89.18% shares were voted for this meeting.

Shareholders elected the six board of director nominees, approved the Articles of Incorporation to increase the number of shares of common stock the Company is authorized to issue, ratified the appointment of the Company’s independent accounting firm, approved a management advisory proposal on compensation of named executive offices, recommended that the Company seek advisory vote on executive compensation every three years and approved the Company’s 2014 Equity Incentive Plan.

“As steward of our Company, my primary focus is to achieve long-term company growth through prudent execution of strong and effective business strategies. With the support we have received from our shareholders, we are now in a position to continue with the execution of the business strategies we have in place,” said Nasrat Hakim, Elite’s President and CEO. “Following the results of the vote, I wish to thank each of our shareholders who participated in the very important process of voting of their shares and in their overwhelming support of the Company. I am grateful for the vote of confidence Elite’s management has received from our shareholders.”

Final voting results will be included in Form 8-K to be filed today.

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. develops oral sustained and controlled release products. Elite has seven commercial products currently being sold, eleven additional approved products pending manufacturing site transfer and two additional products under review pending approval by the FDA. Elite’s lead pipeline products include abuse resistant opioids utilizing the Company’s patented proprietary technology and include sustained release oral formulations of opioids for the treatment of chronic pain, which address two of the limitations of existing oral opioids: the provision of consistent relief of baseline pain levels and deterrence of potential abuse. Elite also provides contract manufacturing for Ascend Laboratories (a subsidiary of Alkem Laboratories Ltd.) and has partnered with Epic Pharma for the manufacturing and distribution of eleven approved products pending manufacturing site, with Hi-Tech Pharmacal to develop an intermediate for a generic product, and a Hong Kong based company to develop a branded product for the United States market and its territories. Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Including those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release, readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, its ability to obtain FDA approval of the transfers of the ANDAs or the timing of such approval process, delays, uncertainties, inability to obtain necessary ingredients and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These risks and other factors, including, without limitation, the Company’s ability to obtain sufficient funding under the LPC Agreement or from other sources, the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities, intellectual property protections and defenses, and the Company’s ability to operate as a going concern, are discussed in Elite's filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q and 8-K. Elite undertakes no obligation to update any forward-looking statements.

Contact:

Elite Pharmaceuticals, Inc.

Dianne Will, Investor Relations, 518-398-6222

Dianne@elitepharma.com